Exhibit 10.22

On October 9, 2006, RightNow Technologies, Inc. (the “Company”) appointed Jay Rising as President of Field Operations pursuant to the terms of an offer letter which is substantially the same as the Company’s form of executive officer offer letter that was filed as Exhibit 10.9 to the Company’s registration statement on Form S-1 (File No. 333-115331) initially filed with the Securities and Exchange Commission on May 10, 2004, as amended, and which form (but not the schedule attached thereto) is incorporated herein by reference.  Set forth below are the material terms of the offer letter with Mr. Rising that are different from the Company’s form of executive officer offer letter.

Name	Letter Date	Salary	Number of Option Shares	Vesting Acceleration	Bonus	Other Key Terms

Jay Rising	9/27/06	$275,000	150,000

Acceleration of 100% of Mr. Rising’s then-unvested options in the event of a change of control and termination of Mr. Rising’s employment within 12 months following the change of control.

Acceleration of 12.5% of Mr. Rising’s then-unvested options in the event of termination of Mr. Rising’s employment other than for cause.

					Offer letter states Mr. Rising is entitled to an on-target bonus potential of $200,000 per annum.

If Mr. Rising’s employment is terminated for a reason other than cause, he will be paid salary continuation for 6 months (based on his salary and bonus) and vesting will accelerate on 12.5% of his then-unvested options.

If Mr. Rising’s employment is terminated within 12 months following a change in control, he will be paid salary continuation for 6 months (based on his salary and bonus) and vesting will accelerate on 100% of his then-unvested options.

Mr. Rising will be entitled to receive up to $30,000 in normal, reasonable relocation expense reimbursement if he relocates to Bozeman, Montana, which he must reimburse the Company if he voluntarily terminates his employment with the Company within six months of his date of hire. Mr. Rising will be entitled to receive the same amount in relocation expense reimbursement for moving out of Bozeman, Montana if his employment is terminated within the first three years for any reason other than cause.